Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-40363, 333-51585, 333-81351, 333-89280, 333-100224, 333-113723, 333-117258, 333-140746 and 333-141330 on Form S-8 and Registration Statement No. 333-124383 on Form S-3 of our report dated April 18, 2007, relating to the consolidated financial statements and financial statement schedule of The Pep Boys—Manny, Moe & Jack and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, SFAS No. 123(revised 2004), Share-Based Payment, and Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, as of February 3, 2007, January 29, 2006, and January 28, 2006, respectively) and our report dated April 18, 2007, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Pep Boys—Manny, Moe & Jack for the fiscal year ended February 3, 2007.

Deloitte & Touche LLP

Philadelphia, Pennsylvania
April 18, 2007